File No. 70-8205



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 11
                                       TO
                                    FORM U-1
                         -------------------------------

                           APPLICATION OR DECLARATION

                                    under the

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                      * * *
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                       CENTRAL AND SOUTH WEST CORPORATION
                                CSW ENERGY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
               (Name of company or companies filing this statement
                   and address of principal executive office)

                                      * * *

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
                     (Name of top registered holding company
                     parent of each applicant or declarant)

                                      * * *

                 A. A. Pena, Senior Vice President and Treasurer
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215

                         Susan Tomasky, General Counsel
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
                   (Names and addresses of agents for service)


      American Electric Power Company, Inc. ("AEP"), a New York corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), Central and South West Corporation, a Delaware corporation ("CSW"), a registered holding company under the 1935 Act and a wholly-owned subsidiary of AEP, and CSW Energy, Inc. ("Energy"), a Texas corporation, an indirect subsidiary of AEP and a wholly-owned non-utility subsidiary of CSW, hereby amend the Form U-1 Application-Declaration in File No. 70-8205 and restate the Application-Declaration in the following respects. In all other respects the Application-Declaration as previously filed and amended will remain the same.

ITEM 3.  APPLICABLE STATUTORY PROVISIONS

      Sections 6(a), 7 and 12(b) and Rule 45(a) under the 1935 Act may be applicable with respect to the proposed activities.



      Exhibit F-1, Opinion of Counsel, is filed herewith.



                                    SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                          AMERICAN ELECTRIC POWER COMPANY, INC.
                          CENTRAL AND SOUTH WEST CORPORATION
                          CSW ENERGY, INC.


                          By: /s/ John F. Di Lorenzo, Jr.
                               John F. Di Lorenzo, Jr.
                                    Secretary

Dated:  December 15, 2000


                                                                    Exhibit F-1





Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

December 15, 2000

Re:   American Electric Power Company, Inc. ("AEP")
      Central and South West Corporation ("CSW")
      SEC File No. 70-8205
      -------------------------------------------------

Gentlemen:

In connection with the transactions proposed and described in the post-effective amendments to the Application or Declaration on Form U-1 filed by AEP, CSW Energy, Inc. and CSW (the "Companies") with this Commission in the captioned proceeding, to which this opinion is an exhibit, I wish to advise you as follows:

I am of the opinion that the Companies are corporations validly organized and duly existing under the laws of the states in which they were incorporated.

I am further of the opinion that, in the event that the proposed transactions are consummated in accordance with said Application or Declaration:

(a)   All state laws applicable to the proposed transactions will have been complied with;

      (b) Such securities will be valid and binding obligations of the guarantors;

(c) Consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Companies or any associate company thereof.

I hereby consent to the filing of this opinion as an exhibit to the above-captioned Application or Declaration, as amended.

Very truly yours,

/s/ Thomas G. Berkemeyer

Thomas G. Berkemeyer
Counsel for the Companies